                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             INFOCURE CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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

                             INFOCURE CORPORATION
                               1765 THE EXCHANGE
                                   SUITE 450
                            ATLANTA, GEORGIA 30339

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 17, 1998

                               ----------------

TO THE STOCKHOLDERS OF INFOCURE CORPORATION:

  Notice is hereby given that the Annual Meeting of Stockholders of InfoCure Corporation (the "Company") will be held on Wednesday, June 17, 1998 at 10:00 a.m. local time, at the American Stock Exchange, 86 Trinity Place, New York, New York 10006, to consider and act upon the following matters:

  1. To ratify and approve the issuance of 850,000 shares of the Company's Convertible Redeemable Preferred Stock, Series A to investors in a private placement and to the issuance of shares of Common Stock upon conversion thereof;

  2. To elect seven directors to hold office until the 1999 Annual Meeting of Stockholders;

  3. To ratify and approve the amendment of the InfoCure Corporation 1996 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under such plan;

  4. To ratify and approve the InfoCure Corporation Employee Stock Purchase
     Plan;

  5. To ratify and approve the Company's Length-of-Service Nonqualified Stock Option Plan;

  6. To ratify and approve the Company's 1997 Directors Stock Option Plan;

  7. To ratify and approve the selection by the Board of Directors for the year ending December 31, 1998 of BDO Seidman, LLP as independent accountants for the Company; and

  8. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

  Stockholders of record at the close of business on April 20, 1998 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

  All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                           /s/ James K. Price
                                          -----------------------------
                                          James K. Price
                                          Executive Vice President and
                                           Secretary

April 30, 1998
Atlanta, Georgia

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD OWNER A PROXY IN YOUR NAME.

                             INFOCURE CORPORATION
                               1765 THE EXCHANGE
                                   SUITE 450
                            ATLANTA, GEORGIA 30339

                               ----------------

              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 17, 1998

                               ----------------

GENERAL

  This Proxy Statement and the enclosed Proxy are furnished on behalf of the Board of Directors of InfoCure Corporation, a Georgia corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on June 17, 1998 at 10:00 a.m. local time (the "Annual Meeting") or at any adjournment or postponement of that meeting, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the American Stock Exchange, 86 Trinity Place, New York, New York 10006. The Company intends to mail this Proxy Statement and the accompanying Proxy card on or about May 11, 1998 to all stockholders entitled to vote at the Annual Meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company.

  As used in this Proxy Statement, the terms "InfoCure" and the "Company" refer to InfoCure Corporation and its subsidiaries, unless the context otherwise requires.

STOCKHOLDERS ENTITLED TO VOTE

  The Board of Directors has fixed April 20, 1998 as the record date for determining stockholders who are entitled to vote at the meeting. At the close of business on April 20, 1998, there were outstanding and entitled to vote 6,132,414 shares of Common Stock of the Company, par value $.001 per share (the "Common Stock") and 850,000 shares of Convertible, Redeemable Preferred Stock, Series A, par value $.001 per share (the "Preferred Stock"). Each stockholder of record on such date will have one vote for each share of Common Stock and 1.18 votes for each share of Preferred Stock.

  Holders of Common Stock have 86% of the general voting power; holders of Preferred Stock have the remaining 14% of the general voting power. Holders of Common Stock and holders of Preferred Stock will vote together on the matters to be voted upon at the Annual Meeting.

  The holders of a majority of the total shares of Common Stock outstanding on the record date, whether present at the Annual Meeting or in person, or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each stockholder who signs and returns the enclosed form of Proxy will be counted for the purposes of determining the presence of a quorum at the Annual Meeting, whether or not the stockholder abstains on all or any matter to be acted on at the Annual Meeting. Abstentions and broker non-votes will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

SOLICITATION

  The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement and the accompanying Proxy card. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners.

  The Company will, upon written request of any stockholder, furnish without charge a copy of its Annual Report on Form 10-KSB for the year ended December 31, 1997, as filed with the Securities and Exchange Commission, without exhibits. Please address all such requests to the Company, Attention of Richard E. Perlman, Chief Financial Officer, 1765 The Exchange Suite 450 Atlanta, Georgia 30339. Exhibits will be provided upon written request and payment of an appropriate processing fee.

REVOCABILITY OF PROXIES

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted by giving written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

  Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than December 30, 1998 in order to be included in the proxy statement and proxy relating to that annual meeting.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of April 20, 1998, the beneficial ownership of the Company's outstanding Common Stock and Preferred Stock of (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock or Preferred Stock, (ii) each executive officer of the Company since February 1, 1997, (iii) each director of the Company since February 1, 1997, and (iv) all executive officers and directors as a group:

                               COMMON STOCK             PREFERRED STOCK
                          BENEFICIALLY OWNED(1)      BENEFICIALLY OWNED(1)
                          -------------------------  -------------------------
                          NUMBER OF                  NUMBER OF
                          SHARES OF     PERCENTAGE   SHARES OF     PERCENTAGE
NAME AND ADDRESS OF         COMMON          OF       PREFERRED         OF
BENEFICIAL OWNERS           STOCK          CLASS       STOCK          CLASS
-------------------       ------------- -----------  ------------  -----------
Norson's International
 LLC(2).................        544,027         8.9%           --           --
William Herbert Hunt
 Trust Estate(3)........        373,231         5.8        268,440         31.6%
James Ventures,
 L.P.(4)................         74,646         1.2         53,688          6.3
Frederick L. Fine(5)....        478,842         7.8            --           --
Richard E. Perlman(6)...        310,294         5.0            --           --
James K. Price(7).......        474,842         7.7            --           --
Michael E. Warren(8)....         78,114         1.3            --           --
Gary W. Plumer(9).......          4,474           *            --           --
R. Ernest Chastain(10)..         20,433           *            --           --
Donald M. Rogers(11)....         81,022         1.3            --           --
James D. Elliott........         21,886           *            --           --
Ronald M. Vagle.........        201,565         3.3            --           --
Raymond H. Welsh........            --          --             --           --
All executive officers
 and directors as a
 group (10 persons).....      1,894,858        29.4%           --           --

--------
* Less than 1% of the outstanding Common Stock

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. For purposes of calculating the percentage beneficially owned, the number of shares deemed outstanding includes (i) 6,132,414 shares outstanding as of April 20, 1998 and (ii) shares issuable by the Company pursuant to options held by the respective person or group which may be exercised within 60 days following the date of this Proxy Statement ("Presently Exercisable Options"). Presently Exercisable Options are deemed to be outstanding and to be beneficially owned by the person or group holding such options for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise specified, the mailing address of each beneficial owner is c/o InfoCure Corporation, 1765 The Exchange, Suite 450, Atlanta, Georgia 30339.
 (2) The mailing address of Norson's International, LLC is 1411 Rouse Lane, Suite 201, Roswell, Georgia 30076.
 (3) Common Stock total includes 315,811 shares of Common Stock issuable upon conversion of 268,440 shares of Preferred Stock at a conversion price of $8.50 per share. The mailing address of The William Herbert Hunt Trust Estate is 3900 Thanksgiving Tower, 1601 Elm Street, Dallas, Texas 75201.
 (4) Common Stock total includes 63,162 shares of Common Stock issuable upon conversion of 53,688 shares of Preferred Stock at a conversion price of $8.50 per share. The mailing address of James Ventures, L.P. is 3555 Timmons Lane, Suite 610, Houston, Texas 77027.
 (5) Includes 3,579 shares held by Mr. Fine for the benefit of his children and 1,193 shares held by a charitable trust over which he has sole voting and investment control. Also includes 32,148 shares issuable upon the exercise of Presently Exercisable Options.
 (6) Includes (i) 177,146 shares held by Compass Partners, L.L.C., of which Mr. Perlman holds a majority interest; (ii) 110,000 shares issuable upon exercise of an outstanding warrant at an exercise price of $5.50 per share; and (iii) 23,184 shares issuable upon the exercise of Presently Exercisable Options.
 (7) Includes 3,225 shares held by Mr. Price's brothers as to which Mr. Price maintains voting control. Also includes 28,148 shares issuable upon the exercise of Presently Exercisable Options.
 (8) Includes 29,830 shares issuable upon the exercise of Presently Exercisable Options.
 (9) Includes 4,474 shares issuable upon the exercise of Presently Exercisable Options.
(10) Includes 20,135 shares issuable upon the exercise of Presently Exercisable Options.
(11) Includes 36,460 shares held by Mr. Rogers' spouse.

COUNTING OF VOTES

  The affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of directors and for the approval of each of the other matters which are to be submitted to the stockholders at the Annual Meeting. ("Plurality" means that more votes must be cast in favor of the matter than those cast against it). Accordingly, the withholding of authority by a stockholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the vote. Shares of Common Stock or Preferred Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal. Each Proxy will be voted in accordance with the stockholder's directions. Abstentions with respect to any matter to be voted upon at the Annual Meeting will have the same effect as a vote against these proposals. When the enclosed Proxy is properly signed and returned, the shares which it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed Proxy will be voted in favor of the nominees for election to the Board of Directors, and in favor of the approval of the remaining proposals. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

                                  PROPOSAL 1

                         ISSUANCE OF 850,000 SHARES OF
               CONVERTIBLE, REDEEMABLE PREFERRED STOCK, SERIES A

BACKGROUND

  A core component of the Company's business strategy is the acquisition of complementary businesses and assets, principally for cash. Prior to completion of the private placement (the "Private Placement") of 850,000 shares of Preferred Stock, the Company utilized cash from the proceeds of its initial public offering as well as from a $10.0 million acquisition line of credit with FINOVA Capital Corporation ("FINOVA") in order to complete acquisitions. In December 1997, the Company's management determined that if the Company successfully completed all acquisitions that were under negotiation at that time, it would exhaust its available sources of cash. Additionally, the Company's Board of Directors believed that it was important to improve the Company's balance sheet (and, in particular, its current assets and cash) and to raise additional capital as quickly as possible. The Board of Directors concluded that a public offering would take too much time to complete, would involve too high a cost and would involve a significant risk of completion. Accordingly, the Company's Board of Directors determined to raise additional cash through a combination of the issuance of the Preferred Stock in a private placement and through a contemporaneous increase in the borrowing limit on its credit facility with FINOVA from $10.0 million to $30.0 million. FINOVA conditioned the increase in the funds available under this credit facility on the Company's successful completion of the Private Placement.

  In February 1998, the Company completed the Private Placement of 850,000 shares of Preferred Stock, resulting in gross proceeds to the Company of $8.5 million and net proceeds of approximately $7.8 million after payment of selling commissions to the placement agent for the Private Placement and other expenses of the Private Placement. As additional compensation, the Company granted to the placement agent a warrant to acquire 100,000 shares of the Company's Common Stock at an exercise price of $9.00 per share. Following completion of the Private Placement the Company completed an amendment to the FINOVA line of credit in February 1998 increasing the Company's borrowing limit to $30.0 million.

  The purchase price for the Preferred Stock ($10.00 per share) and the initial conversion price of the Preferred Stock ($8.50 per share) were determined through negotiations between the Company and the placement agent for the Private Placement and were based upon the fair market value of the Company's Common Stock as reported by the American Stock Exchange. The closing price for the Company's Common Stock, as reported, was $8 3/8 on the date when the terms of the Private Placement were negotiated between the Company and the placement agent in early December 1997. The Board of Directors concluded that the initial conversion price of $8.50 per share reflected fair market value in December 1997 and further concluded that the conversion price reset terms were fair to the Company and the investors to protect against the risk of price decline during the one-year period in which the investors would be required under the terms of the Private Placement to hold the Preferred Stock or the Common Stock issued upon conversion thereof.

  The Board of Directors is authorized by the Company's Certificate of Incorporation, without any action of the stockholders, to issue one or more classes and series of preferred stock with respect to which the Board of Directors may determine voting, conversion, redemption and other rights which could adversely affect the rights of holders of Common Stock. The rights of the holders of the Common Stock generally are subject to the prior rights of any preferred stock issued by the Company with respect to dividends, liquidation preferences and other matters. Among other things, preferred stock can be issued by the Company to raise capital or to finance acquisitions. The issuance of preferred stock under certain circumstances can have the effect of delaying or preventing a change of control of the Company.

  Notwithstanding provisions of the Company's Certificate of Incorporation permitting the issuance of preferred stock without stockholder approval, under the American Stock Exchange Guidelines ("AMEX Guidelines"), the Company is submitting for the ratification and approval of its stockholders at a price less than fair market value, the issuance of the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock. Under the AMEX Guidelines, stockholder approval must be obtained, as a prerequisite to list additional shares, for any shares issued in connection with a transaction involving the sale or issuance by the Company of Common Stock, or securities convertible into Common Stock, at a price less than market value, which equals 20% or more of the Company's outstanding Common Stock on the date of issuance. Under the conditions described below, the American Stock Exchange has notified the Company that the Preferred Stock may be converted into a number of shares of Common Stock which exceed 20% of the number of shares of Common Stock outstanding on the date that the Preferred Stock was issued at a price less than fair market value. Notwithstanding that the Company disagreed with the conclusion of the American Stock Exchange that stockholder approval is required, the Company is seeking stockholder ratification and approval for the issuance of the Preferred stock in order to satisfy the American Stock Exchange interpretation of the AMEX Guidelines.

TERMS OF THE CONVERTIBLE REDEEMABLE PREFERRED STOCK, SERIES A

  The Preferred Stock issued in connection with the Private Placement has the following designations, preferences and rights.

  Dividends. The Preferred Stock is not currently entitled to any set level of dividends; however, in the event the Company should pay any dividend or make any other distribution in respect of its Common Stock, a dividend in a like amount must be paid in respect of the Preferred Stock (based on the number of shares of Common Stock into which the Preferred Stock could then be converted). In addition, in the event any shares of Preferred Stock remain outstanding after the Mandatory Redemption Date (as hereinafter defined), such outstanding shares will accrue dividends at an annual rate of 18% from the Mandatory Redemption Date until the date paid.

  Conversion. For a period ending on February 9, 1999 (the "Reset Date"), the Preferred Stock will be convertible at any time at the election of the holder into shares of Common Stock at a conversion price of $8.50 per share. On the Reset Date, the conversion price will be reset to the lesser of (a) $8.50 per share or (b) the trailing 30-day average closing price of the Common Stock as of the Reset Date (in the case of conversions after such date), subject to a minimum price of $6.75 per share provided, however, that, in the event that the conversion price is required to be reset to a price less than $7.41 per share (the "Tentative Reset Price") and the offering of the Preferred Stock is not approved by the Company's stockholders prior to the Reset Date, the minimum conversion price per share of Preferred Stock will be reset to $7.41 per share and any holders of unconverted shares of Preferred Stock as of the Reset Date will be entitled to a return of capital equal to the number of shares of Preferred Stock owned by them multiplied times the positive difference between $7.41 per share and the Tentative Reset Price (such per share amount is referred to herein as the "Return Capital Amount"). Any such return of capital will also result in a reduction in the Preferential Amount (as hereinafter defined) in respect of liquidating distributions. The American Stock Exchange has informed the Company that stockholder approval is required if the conversion price is reset to a price that is less than $7.41 per share but is not required if the conversion price is reset to a price equal to or greater than $7.41 per share.

  The Preferred Stock will be automatically converted into shares of Common Stock at the then-applicable conversion price contemporaneously with the effectiveness of an underwritten public offering of the Company's Common Stock at a minimum public offering price of $10.00 per share and with minimum net proceeds to the Company of $20.0 million. The conversion price is will be reduced to the lowest price received by the Company for certain issuances of Common Stock below the then-applicable conversion price during the first year following the closing of the Offering (subject to certain exceptions for shares issued under employee benefit plans and in connection with bona fide acquisition transactions), or to a "weighted-average" reduced conversion price in the case of certain issuances by the Company of Common Stock at prices lower than the then-applicable conversion price at any time after such first anniversary. The conversion price is further subject to standard anti-dilution adjustments in the case of stock dividends, stock splits, reclassifications of stock and other similar transactions.

  Redemption. All unconverted shares of Preferred Stock will be redeemed by the Company on February 9, 2003 (the "Mandatory Redemption Date") upon 30 days' notice by the Company, at the Preferential Amount; provided, however, that if prior to February 9, 2001 and subsequent to February 9, 2001, the Company is not then a party to a bona fide loan agreement with one or more bank lenders prohibiting redemption of the Preferred Stock, then the then unconverted shares of Preferred Stock will be redeemable at the option of the holder upon 30 days' notice by the holder. In addition, upon any change of control of the Company (measured as a change of control of 50% or more of the shares of Common Stock held by affiliates of the Company coupled with a change in the constitution of a majority of the current Board of Directors, within one year's time), holders of the unconverted shares of Preferred Stock may, at their election, require the Company to redeem their shares of Preferred Stock at the Preferential Amount.

  Voting Rights. The holders of Preferred Stock are entitled to vote together as a single class with the holders of Common Stock on all matters submitted to a vote of stockholders, except to the extent a separate class vote is required under the Delaware General Corporation Law. The holders of Preferred Stock have one vote for each share of Common Stock that could then be acquired on conversion of their Preferred Stock. In addition, the affirmative vote of holders of at least two-thirds of the outstanding Preferred Stock, voting separately as a class, is required in order to change any scheduled redemption dates, the number of shares to be redeemed or the redemption price; or to the amount or priority of payments to be made to the holders of Preferred Stock upon liquidation, dissolution or winding-up of the Company; or to change the conversion price; or to create any class of capital stock having a preference in liquidation over the Preferred Stock.

  Liquidation Preference. Upon any dissolution, liquidation or winding-up of the Company, before any payments are made to any holders of Common Stock or any other class or series the Company's capital stock then outstanding, the holders of Preferred Stock are entitled to receive an amount equal to $10.00 per share of Preferred Stock (less the Return Capital Amount, in the event the Company returns a portion of capital in respect of the Preferred Stock as a result of its inability to obtain stockholder approval of the issuance of the Preferred Stock), together with accumulated but unpaid dividends thereon (the "Preferential Amount"); or, in the event the holders of Common Stock would be entitled to a greater payment, the holders of Preferred Stock are entitled to participate equally with the holders of Common Stock, on an as-converted basis, in such liquidating distribution. Generally, consolidations, mergers and reorganizations will be treated as a dissolution and liquidation for the above purposes.

  Other. As is the case with the Common Stock, the Preferred Stock is not entitled to cumulative voting and has no preemptive rights. There is no sinking fund in respect of the Preferred Stock.

PROPOSAL

  The Company is submitting to its stockholders the approval of the issuance of the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock in order to satisfy the American Stock Exchange's interpretation of its AMEX Guidelines. The Company has completed the Private Placement. A vote in favor of this Proposal 1 will allow the Company to avoid the obligation to pay any Return Capital Amount if the conversion price is required to be reset to a price below $7.41 per share (subject to the minimum reset price of $6.75 per share). A vote against this Proposal 1 will cause the Company to be required to pay a Return Capital Amount if the conversion price is required to be reset below $7.41 per share.

  The Board of Directors believes that it is in the best interest of the Company not to be required to pay a Return Capital Amount and therefore recommends a vote FOR ratification and approval of the issuance of 850,000 shares of Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock.

                                   PROPOSAL 2

                             ELECTION OF DIRECTORS

  The Board of Directors consists of seven directors each serving a one-year term. In accordance with Article 2 of the Company's Bylaws, at each annual meeting of stockholders the directors will be elected for a one-year term to succeed the directors whose terms are then expiring. There are no family relationships between any of the directors or executive officers of the Company.

  Each of the nominees for election to the Board of Directors is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the Annual Meeting held in 1999 and until his successor is duly elected and qualified, or until such director's earlier death, resignation or removal.

  Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that either nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that either nominee will be unable to serve.

  The Board of Directors recommends a vote FOR each named nominee.

NOMINEES TO SERVE UNTIL THE 1999 ANNUAL MEETING

 Frederick L. Fine

  Mr. Fine, age 39, is a founder of the Company and currently serves as its President and Chief Executive Officer. Mr. Fine served as president of AMC from 1995 to 1997 and as president of ICS from 1994 to 1997. From 1993 to 1995, Mr. Fine served as executive vice president of AMC, and from 1985 to 1994 served as executive vice president of ICS, which he co-founded in 1985. From 1991 to 1993, Mr. Fine served as vice president of Newport Capital, Inc., predecessor to AMC. Mr. Fine has served as a director of the Company as well as AMC, ICS and Newport throughout the terms of his employment by each company. From 1983 to 1985, Mr. Fine was with Informatics General Corporation, a supplier of accounting software, and from 1981 to 1983 was with Moore Business Systems, a division of Moore Corporation Ltd. and a provider of practice management systems. Mr. Fine holds a B.S. in Economics from the University of Georgia.

 Richard E. Perlman

  Mr. Perlman, age 51, has served as the Company's Chairman, Chief Financial Officer and Treasurer since December 1997. Mr. Perlman is the founder of Compass Partners, L.L.C. ("Compass"), a merchant banking and financial advisory firm specializing in corporate restructuring and middle market companies and has served as its president since its inception in May 1995. Since June 1996, Compass, of which Mr. Perlman is a majority owner, was engaged by the Company to assist in the formulation of the Company's business plan and its acquisition strategy, and to assist in obtaining financing for the Company to implement them. Mr. Perlman performed the substantial majority of these services. From 1991 to 1995, Mr. Perlman was executive vice president of Matthew Stuart & Co., Inc., an investment banking firm. Mr. Perlman received a B.S. in Economics from The Wharton School of The University of Pennsylvania and a Masters in Business Administration from the Columbia University Graduate School of Business.

 James K. Price

  Mr. Price, age 40, is a founder of the Company and has served as its Executive Vice President since 1996. Mr. Price served as executive vice president of AMC from 1996 until 1997 and was vice president from 1993 to 1995. Mr. Price co-founded ICS and has served as its executive vice president since 1994, as vice president from 1987 to 1994 and as president from 1985 to 1987. In addition, from 1991 to 1993, Mr. Price was a vice president of Newport. Mr. Price has served as a director of the Company as well as AMC, ICS and Newport throughout the terms of his employment by each company. From 1983 to 1985, Mr. Price was health care sales manager of Executive Business Systems, a practice management systems supplier, and from 1981 to 1983 was with Moore Business Systems. Mr. Price holds a B.A. in Marketing from the University of Georgia.

 Michael E. Warren

  Mr. Warren, age 44, has served as Vice President of the Company since December 1997. Prior to that time he served as the Company's Chief Financial Officer from 1996 until December 1997. Mr. Warren served as vice president of operations and as chief financial officer of AMC from 1994 to 1996. From 1992 to 1994, Mr. Warren was director of provider systems at Millennium Healthcare, a supplier of electronic health care services. From 1986 to 1992, Mr. Warren was director of the Computer Risk Management Practice in the Southeast of Arthur Andersen, LLP. From 1983 to 1986, Mr. Warren worked as Manager of Systems Auditing for NationsBank, and from 1980 to 1983 was an accountant with Coopers & Lybrand, LLP. Mr. Warren holds a Masters in Business Information Systems from Georgia State University and a B.A. in Accounting from the University of Georgia. Mr. Warren is a member of the AICPA and a member of the Georgia Society of CPAs.

 James D. Elliott

  Mr. Elliott, age 38, has been the president of GE Integrated Technology Solutions ("GEI") since March, 1997 and its executive vice president and general manager since August 1996. Prior to his current employment, Mr. Elliott co-founded Universal Data Consultants, Inc., a systems integrator, in 1983 and served as its president from 1983 until it was purchased by an affiliate of GEI in July 1996. In addition, from 1991 to 1996, Mr. Elliott served as president of Cablepro, Inc., a computer and telephone company. Mr. Elliott holds a B.S. in Economics from the University of Georgia.

 Ronald M. Vagle

  Mr. Vagle, age 54, has served as Chief Information Officer of the Company since April 1998. From July 1997 to April 1998, he served as the Company's General Manager, Enterprise Division. Mr. Vagle was one of the original founders of Rovak, Inc. ("Rovak") and served as its chairman from 1993 to 1997. From 1985 to 1993 Mr. Vagle was president of Rovak. Mr. Vagle holds a B.A. in Aeronautical Engineering from the University of Minnesota.

 Raymond H. Welsh

  Mr. Welsh, age 66, has served as Senior Vice President of PaineWebber Incorporated since January 1995. From August 1955 to January 1995 Mr. Welsh served as an investment broker, director, Senior Vice President and partner of Kidder Peabody & Co. Incorporated. Mr. Welsh received a B.S. in Economics from the Wharton School of the University of Pennsylvania in 1954.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

  During the year ended December 31, 1997, the Board of Directors of the Company held 13 meetings, including written actions in lieu of meetings. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served, in each case during the periods that he served.

  The Company's Board of Directors has established a Compensation Committee and an Audit Committee. Messrs. Elliott and Welsh currently comprise the members of the Audit and Compensation Committees of the Board of Directors. The Audit Committee is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, monitoring the Company's financial policies and control procedures, and reviewing and monitoring the provisions of nonaudit services by the Company's auditors. The Compensation Committee is responsible for reviewing and recommending salaries, bonuses and other compensation for the Company's executive officers. The Compensation Committee also is responsible for administering the Company's stock option plans and for establishing the terms and conditions of all stock options granted under these plans.

  The Company does not have a standing nominating committee.

DIRECTORS' COMPENSATION

  The Company's Board of Directors has adopted the 1997 Directors Stock Option Plan (the "Directors Plan"), subject to shareholder approval, which provides for the grant of non-qualified stock options to persons who are not officers or employees of the Company ("Non-employee Directors"). Effective January 1998, each Non-employee Director who is first appointed or elected to the Board of Directors will be granted an option to purchase 10,000 shares of the Company's Common Stock. Subsequently, Non-employee Directors will be eligible for annual grants of options to purchase 2,500 shares of Common Stock. The Directors Plan also allows the Compensation Committee to make extraordinary grants of options to Non-employee Directors. All options granted under the Directors Plan vest 50% per year of service by the Non-employee Director on the Board of Directors. No option is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee, only by the optionee. The exercise price of all options will be the fair market value of the shares of Common Stock on the date of grant, and the term of each option may not exceed ten years. The Directors Plan will continue in effect for a period of ten years unless sooner terminated by the Board of Directors. There are 100,000 shares of the Company's common stock reserved for issuance under the Directors Plan. As of the date of this Memorandum, options to acquire 10,000 shares of Common Stock have been granted pursuant to the Directors Plan. All options granted under the Directors Plan are subject to shareholder approval of the plan.

EXECUTIVE OFFICERS

  In addition to the individuals who serve on the Company's Board of Directors who are also executive officers of the Company, the following individuals presently serve as executive officers of the Company:

 Gary W. Plumer

  Mr. Plumer, age 40, has served as Vice President--Finance, Assistant Secretary and Assistant Treasurer of the Company since December 1997. He served as Controller for the Company from November 1996 until December 1997. Prior to joining the Company, Mr. Plumer served as Divisional Controller for Turner Broadcasting System, Inc., a worldwide broadcasting company, from April 1988 until November 1996. Mr. Plumer is a certified public accountant and holds a B.B.A. in Finance from the University of Georgia.

 R. Ernest Chastain

  Mr. Chastain, age 48, has served as Vice President--Sales and Marketing of the Company since December 1996. Prior to joining the Company, Mr. Chastain served as Vice President--Sales and Marketing of AMC from 1996 to 1997. From 1994 until 1996 he served as vice president of sales of Quality Systems, Inc., a health care practice management company; and from 1993 to 1994, Mr. Chastain served as vice president of sales for ELCOMP, Inc. (up until their merger with Medic), a health care practice management company; and from 1983 to 1986, Mr. Chastain served as regional vice president for Contel Business Systems, Inc., a supplier of practice management systems, which was acquired in 1986 by Versyss, Inc., another practice management system supplier. From 1986 to 1992, Mr. Chastain served as vice president of sales management for Versyss, Inc. Mr. Chastain holds a B.A. in Marketing from the University of Georgia.

 Donald M. Rogers

  Mr. Rogers, age 39, has served as Vice President of the Company since April 1998. From July 1997 until April 1998, he served as President of the Company's Medical Systems Division. He was the founder of DR Software and served as its president since its formation in 1983. From 1983 to 1984, Mr. Rogers was an account manager at HBO & Company, health care software company, and from 1980 to 1983 was a systems analyst at

NCR Corporation, a computer hardware manufacturer. Mr. Rogers holds a B.S. in Management from the State University of New York at Buffalo.
EXECUTIVE COMPENSATION


  The following table sets forth certain summary information with respect to the compensation earned for services rendered by the Company's Chief Executive Officer for the fiscal years ended December 31, 1997 and January 31, 1997 and the only other most highly compensated executive officer of the Company who received a combined annual salary and bonus exceeding $100,000 as determined at December 31, 1997 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                         LONG-TERM
                                             ANNUAL     COMPENSATION
                                          COMPENSATION     AWARDS
                                         -------------- ------------
                                                         SECURITIES
                                                         UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR ENDING  SALARY  BONUS    OPTION    COMPENSATION(1)
---------------------------  ----------- -------- ----- ------------ ---------------
Frederick L. Fine.......
 President and Chief Ex-      12/31/97   $127,778   --    129,000           --
 ecutive Officer              01/31/97    101,065   --         --           --
James K. Price..........
 Executive Vice Presi-        12/31/97    126,036   --    125,000           --
 dent and Secretary           01/31/97    100,292   --         --           --

--------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth information concerning options granted to the Named Executive Officers during the year ended December 31, 1997:

                                          INDIVIDUAL GRANTS
                            ---------------------------------------------
                            NUMBER OF  PERCENT OF
                            SECURITIES    TOTAL
                            UNDERLYING GRANTED TO  EXERCISE OR
                             OPTIONS    EMPLOYEES  BASE PRICE  EXPIRATION
 XECUTIVE OFFICERE          GRANTED(1) FISCAL YEAR  PER SHARE     DATE
-----------------           ---------- ----------- ----------- ----------
 Frederick L. Fine...........129,000      15.2%       $4.13     09/09/07
 James K. Price............  125,000      14.7         4.13     09/09/07

--------
(1) These options were granted as an incentive stock options with an exercise price equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors.

OPTION EXERCISES IN LAST FISCAL AND YEAR-END OPTION VALUES

  The following table sets forth the aggregate dollar value of all options exercised and the total number of unexercised options held, on December 31, 1997, by the Named Executive Officers:

                                                  NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS AT
                           SHARES             OPTIONS AT DECEMBER 31, 1997           DECEMBER 31, 1997(1)
                          ACQUIRED    VALUE   ---------------------------------    -------------------------
   EXECUTIVE OFFICER     ON EXERCISE REALIZED  EXERCISABLE       UNEXERCISABLE     EXERCISABLE UNEXERCISABLE
   -----------------     ----------- -------- --------------    ---------------    ----------- -------------
Frederick L. Fine.......     --        --               32,148             96,852   $168,616     $507,989
James K. Price..........     --        --               28,148             96,852    147,636      507,989

--------
(1) The closing price for the Company's Common Stock as reported by the American Stock Exchange on December 31, 1997 was $9 3/8. Value is calculated on the basis of the difference between the option exercise price and $9 3/8, multiplied by the number of shares of Common Stock underlying the option.

EMPLOYEE BENEFIT PLANS

 Employee Stock Option Plans

  In October 1996, American Medcare Corporation ("AMC"), InfoCure's predecessor company, adopted and issued stock options under AMC's 1996 Stock Option Plan (the "AMC Plan"). In addition, in December 1996, InfoCure's Board of Directors and stockholders adopted the InfoCure Corporation 1996 Stock Option Plan (the "Company's Plan"). In December 1997, the Company's Board of Directors amended the Company's Plan, subject to shareholder approval, to allow 1,125,000 shares of Common Stock to be issued under the Company's Plan.

  The Company's Plan and the AMC Plan (collectively, the "Stock Option Plans") each provide for the granting to key employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and for the granting of nonstatutory stock options to employees and consultants. The Stock Option Plans are administered by the board of directors, or a committee thereof, which determines the term of the option grant, exercise price, number of shares subject to the option, the vesting schedule and the form of consideration payable upon its exercise.

  Options granted under the Stock Option Plans are not transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee. The exercise price of all incentive stock options granted under the Stock Option Plans must be at least equal to the fair market value of the common stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the outstanding common stock of the issuer, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years. The term of all options granted under the Stock Option Plans may not exceed ten years. Stock options may be granted within ten years of the adoption of the Stock Option Plan by the board of directors.

  All stock options under the Stock Option Plans granted in 1996 and to be granted to executive officers prospectively, expire seven years after the date of grant and vest 25% on each anniversary date of an option grant, thus becoming fully exercisable on the fourth anniversary of its grant. The Board of Directors determines the fair market value of the common stock on the date of grant. If the executive officer's employment is terminated for any reason, except a change in control, prior to the vesting of the option, that portion of the option which has not vested shall be terminated. Upon a change in control of the Company, all options become fully vested.

  As of April 20, 1998, options to purchase 135,727 shares of Common Stock were outstanding under the AMC Plan at an equivalent weighted average exercise price of $4.19 per share and options to purchase 851,000 shares of Common Stock were outstanding under the Company's Plan at weighted average exercise price of $4.13 per share. No additional stock options will be granted under the AMC Plan.

 Employee Stock Purchase Plan

  The Company's Board of Directors has adopted the InfoCure Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan"), subject to shareholder approval, which is intended to qualify under Section 423 of the Code. The Company implemented the Stock Purchase Plan during the first quarter of 1998. The Stock Purchase Plan will allow employees of the Company and its subsidiaries to purchase Common Stock of the Company through payroll deductions for 85% of the stock's then fair market value. Participation in the Stock Purchase Plan is voluntary. Employees may become participants in the Stock Purchase Plan by authorizing payroll deductions of one to fifteen percent of their base pay or a set dollar amount for each payroll period. At the end of each three-month purchase period, each participant in the Stock Purchase Plan will receive an amount of the Company's Common Stock equal to the sum of that participant's payroll deductions during the calendar quarter multiplied by 85% of the lower of (i) the fair market value of the Company's stock at the beginning of the calendar quarter, or (ii) the fair market value of the Company's stock at the end of the quarter. Stock which is purchased pursuant to the Stock Purchase Plan is subject to a one-year holding period, and thus employees who purchase stock under the Stock Purchase Plan will not receive stock certificates for their shares until the one-year holding period has terminated. There are currently 100,000 shares reserved for issuance under the Stock Purchase Plan.

 Length-of-Service Stock Option Plan

  The Company's Board of Directors has adopted the Length-of-Service Nonqualified Stock Option Plan, subject to shareholder approval, which provides for the grant of non-qualified stock options to employees of the Company and its subsidiaries (the "Length-of-Service Plan"). Employees are eligible for the grant of options under the Length-of-Service Plan based on the number of years of service which they have completed with the Company, a subsidiary of the Company or a business which has been acquired by the Company. Upon completion of each of their first five years of service, employees are eligible to receive an option to purchase 50 shares of the Company's Common Stock. Upon completion of their sixth year of service, employees are eligible to receive an option to purchase 350 shares of Common Stock. Upon completion of each year of service after the sixth year of service, employees are eligible to receive an option to purchase 100 shares of Common Stock. Options granted under the Length-of-Service Plan will be granted at an exercise price equal to the fair market value of the underlying Common Stock on the date of grant and will vest as to 100% of the underlying shares on the fourth anniversary of the date of grant. Employees lose all non-vested options upon leaving the employment of the Company. Employees who leave the Company may exercise their options, to the extent vested, within 180 days after leaving the employment of the Company, except in the case of a termination for cause, in which case the employees lose all vested options upon termination. Upon change of control of the Company, all outstanding options under the Length-of-Service Plan fully vest and become immediately exercisable. As of the date of this Memorandum, 150,000 shares of the Company's Common Stock are reserved for issuance under the Length-of-Service Plan and 74,100 shares have been granted at a weighted average exercise price of $4.13 per share. All options granted under the Length-of-Service Plan are subject to shareholder approval of the plan.

EMPLOYMENT AGREEMENTS

  In December 1997, the Company entered into five-year employment agreements with Frederick L. Fine and James K. Price. Each agreement provides for an initial annual base salary of $125,000 and a three-year severance payment equal to the then-current annual base salary rate upon the termination of employment by the Company without cause and a voluntary termination in the event of a change in control of the Company.

  Richard E. Perlman entered into a four-year employment agreement with the Company in December 1997 at an annual base salary of $120,000 and a three-year severance payment equal to the then current annual base salary rate upon termination of employment by the Company without cause and a voluntary termination in the event of a change of control of the Company. Under the agreement, Mr. Perlman was granted an incentive stock option to acquire 120,000 shares of Common Stock at an exercise price of $4.13 per share.

  Michael E. Warren entered into a three-year employment agreement with AMC on September 23, 1994. Under that agreement, Mr. Warren was granted a stock option which has been assumed by the Company. This stock option represents the right to acquire 29,830 shares of the Company's Common Stock at an exercise price of $1.67 per share at any time prior to September 25, 2000. The stock option was granted to Mr. Warren under a stock option plan that was not assumed by the Company.

  R. Ernest Chastain, upon his employment with AMC in November 1996, entered into a two-year employment agreement at an annual base salary of $125,000. At that time he was granted an incentive stock option to acquire 80,541 shares of Common Stock at an equivalent exercise price of $4.18 per share. The Company has assumed the obligations of AMC under this employment agreement.

  The Company has entered into a two-year employment agreement with Donald M. Rogers which provides an annual base salary of $110,000.

  Each of the foregoing employment agreements has a covenant that the executive may not compete with the Company for a period of one year following termination of employment.

  The Company has not adopted a formal bonus plan. However, all executive officers of the Company are eligible for a bonus depending upon their individual performance and the performance of the Company to be awarded at the sole discretion of the Board of Directors.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In June 1996, pursuant to a written agreement, the Company engaged Compass to render financial advisory services in connection with the Company's acquisition program. Mr. Perlman, Chairman of the Board, Chief Financial Officer, Treasurer and Director of the Company, is the president and founder of Compass and holds a majority equity interest in Compass. Compass received an initial retainer of $15,000 and a monthly retainer of $5,000 per month commencing July 1, 1996, and $10,000 per month from October 1, 1996 through September 1997. As compensation for services, Compass received 28,577 shares of Common Stock and a warrant exercisable within five years to purchase 111,296 shares of Common Stock at an exercise price of $1.09 per share. Pursuant to the agreement, Compass also received 55,818 shares of Common Stock and the right to receive approximately $206,000 in cash upon consummation of the Company's initial acquisitions. Compass also was entitled to a fee of $200,000 upon completion of the Company's definitive line of credit agreement with FINOVA and a fee of $230,000 upon closing of certain subsequent acquisitions. Of the aggregate obligation of $636,000, the Company paid Compass approximately $306,000, leaving an unpaid balance of approximately $330,000.

  In September 1997, Compass and the Company reached agreements whereby (i) the ongoing financial advisory agreement was terminated; (ii) Mr. Perlman agreed to join the Company as its Chairman of the Board and Chief Financial Officer; and (iii) the Company's obligation to pay Compass the unpaid balance of approximately $330,000 was converted into a warrant to acquire 110,000 shares of Common Stock at an exercise price of $5.50 per share. The Company also agreed to register the Common Stock issuable upon exercise of this warrant on a registration statement to be filed with the Securities and Exchange Commission (the "Commission") on Form S-8 or Form S-3.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16 of the Exchange Act requires the Company's directors and officers and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Commission. Such persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors of the Company, the Company believes that all Section 16(a) filing requirements were met during 1997.

                                  PROPOSAL 3

   APPROVAL OF AMENDMENT OF THE INFOCURE CORPORATION 1996 STOCK OPTION PLAN

  In December 1997, the Company's Board of Directors amended the 1996 Stock Option Plan to increase the number of shares of Common Stock authorized to be issued under such plan from 800,000 to 1,125,000. The features of this plan are discussed elsewhere in this Proxy Statement under the caption "Employee Benefit Plans--Employee Stock Option Plans."

  The stockholders are being requested to approve the amendment approved by the Board of Directors in December 1997 to the Company's Plan to increase the number of shares reserved for issuance thereunder from 800,000 shares to 125,000 shares, of which options to purchase approximately 726,000 shares would be available for future grants under the Company's Plan. The amendment to increase the number of shares reserved under the Company's Plan is proposed in order to give the Board of Directors greater flexibility to grant stock options and stock purchase rights. The Company believes that granting stock options motivates high levels of performance and provides an effective means of recognizing employee contributions to the success of the Company. The Company believes that this policy is of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand as well as rewarding incenting current employees. The Board of Directors believes that the ability to grant options and stock purchase rights will be important to the future success of the Company by allowing it to accomplish these objectives.

  The Board of Directors recommends a vote FOR ratification and approval of the amendment of the Company's 1996 Stock Option Plan.

                                  PROPOSAL 4

       APPROVAL OF THE INFOCURE CORPORATION EMPLOYEE STOCK PURCHASE PLAN

  In December 1997, the Company's Board of Directors adopted the InfoCure Corporation Stock Purchase Plan to allow the Company's employees to purchase shares of the Company's Common Stock. The Company believes that allowing employees to purchase shares of the Company's Common Stock through the Stock Purchase Plan motivates high levels of performance and provides an effective means of encouraging employee commitment to the success of the Company. The Company believes that this policy is of great value in recruiting and retaining new employees, aligning employees' interests with those of the Company's stockholders and allowing existing employees to participate in the success of the Company. The Board of Directors believes that the ability to grant participation in the Stock Purchase Plan will be important to the future success of the Company. The essential features of this plan are provided elsewhere in this Proxy Statement under the caption "Employee Benefit Plans-- Employee Stock Purchase Plan."

  The Board of Directors recommends a vote FOR ratification and approval of the InfoCure Corporation Stock Purchase Plan.

                                  PROPOSAL 5

       APPROVAL OF THE LENGTH-OF-SERVICE NONQUALIFIED STOCK OPTION PLAN

  In December 1997, the Company's Board of Directors adopted the Length-of-Service Nonqualified Stock Option Plan to allow the Company to reward employees for years of service to the Company and provide an incentive for employees to remain with the Company. The Board of Directors believes that the Length-of-Service Plan will be effective tool in retaining qualified personnel in what the Board of Directors believes is a highly competitive market. The essential features of this plan are provided elsewhere in this Proxy Statement under the caption "Employee Benefit Plans--Length-of-Service Stock Option Plan."

  The Board of Directors recommends a vote FOR ratification and approval of the Length-of-Service Stock Option Plan.

                                  PROPOSAL 6

               APPROVAL OF THE 1997 DIRECTORS STOCK OPTION PLAN

  In December 1997, the Company's Board of Directors adopted the 1997 Directors Stock Option Plan to allow the Company to compensate its directors for their service to the Company. The Board of Directors believes that the Directors Plan will be of great value in attracting and retaining highly competent directors. The essential features of this plan are provided elsewhere in this Proxy Statement under the caption "Directors' Compensation."

  The Board of Directors recommends a vote FOR ratification and approval of the 1997 Directors Stock Option Plan.

                                   PROPOSAL 7

                      SELECTION OF INDEPENDENT ACCOUNTANTS

  Subject to ratification by the stockholders, the Board of Directors has selected, for the year ending December 31, 1998, the firm of BDO Seidman, LLP as independent accountants for the Company. If the stockholders do not ratify the selection of BDO Seidman, LLP, the Board of Directors will reconsider the matter. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from stockholders.

  The Board of Directors recommends a vote FOR ratification and approval of BDO Seidman, LLP as independent accountants for the Company.

                                 OTHER MATTERS

  The Board of Directors does not know of any matters which may come before the Company's stockholders at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Frederick L. Fine

                                          Frederick L. Fine
                                          President and Chief Executive
                                           Officer

April 30, 1998

                     INFOCURE CORPORATION - ANNUAL MEETING

              Proxy solicited on behalf of the Board of Directors

P     The undersigned hereby appoints Frederick L. Fine and James K. Price, and each of them, with power of substitution, proxies to represent and to vote
R all shares of Common Stock or Preferred Stock of Infocure Corporation, which the undersigned is entitled to vote, at the Annual Meeting of
O Stockholders to be held in New York, New York on Wednesday, June 17, 1998, at 10 A.M., EDT, and at any and all adjournments thereof, and hereby
X revokes any prior proxies given with respect to such stock, and the undersigned authorizes the voting of such stock as follows on the reverse
Y    side.


                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                                   -------------
                                                                   |SEE REVERSE|
                                                                   |    SIDE   |
                                                                   -------------

[X] Please mark
    your votes
    as this example

                                             FOR     AGAINST   ABSTAIN
1. Approval of Issuance of 850,000           [ ]       [ ]       [ ]
   Shares of Convertible, Redeemable
   Preferred Stock, Series A

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1, "FOR" THE NOMINEES SET FORTH BELOW AND "FOR" EACH OF PROPOSALS 2, 3, 4, 5, 6 AND 7 BELOW.


2. Election of Directors
   FOR the nominees listed below (except as indicated to the contrary below):

   Frederick L. Fine         Michael E. Warren         Ronald M. Vagle
   Richard E. Perlman        James D. Elliott          Raymond H. Welsh
   James K. Price

   WITHHOLD AUTHORITY to vote for the following nominee(s):

   ________________________________________________________

                                             FOR     AGAINST   ABSTAIN
3. Approval of Amendment of the              [ ]       [ ]       [ ]
   InfoCure Corporation 1996 Stock
   Option Plan

                                             FOR     AGAINST   ABSTAIN
4. Approval of the InfoCure                  [ ]       [ ]       [ ]
   Corporation Employee Stock
   Purchase Plan

                                             FOR     AGAINST   ABSTAIN
5. Approval of the Length-of-Service         [ ]       [ ]       [ ]
   Nonqualified Stock Option Plan

                                             FOR     AGAINST   ABSTAIN
6. Approval of the 1997 Directors            [ ]       [ ]       [ ]
   Stock Option Plan

                                             FOR     AGAINST   ABSTAIN
7. Approval of Independent Accountants       [ ]       [ ]       [ ]


I plan to attend the meeting [ ]         I do not plan to attend the meeting [ ]

Change of Address/comments on reverse side [ ]

SIGNATURE(S)________________________________________ DATE ______________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.